UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2017

MICROPHASE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-55382	06-0710848
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

100 Trap Falls Road Extension, Suite 400, Shelton, CT	06484
(Address of principal executive offices)	(Zip Code)

(203) 866-8000
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Share Exchange Agreement

On April 28, 2017, Microphase Corporation, a Delaware corporation (the “Company”), entered into a Share Exchange Agreement (the “Agreement”) with Digital Power Corporation, a California corporation (“DPW”), Microphase Holding Company LLC, a limited liability company organized under the laws of Connecticut (“MHC”), Ergul Family Limited Partnership, a partnership organized under the laws of Connecticut (“EFLP”), RCKJ Trust, a trust organized under the laws of New Jersey (“RCKJ” and with MHC and EFLP, the “Significant Stockholders”) and those additional persons who have executed the Agreement under the heading “Minority Stockholders” (collectively, the “Minority Stockholders” and with the Significant Stockholders, the “Stockholders.”).  Upon the terms and subject to the conditions set forth in the Agreement, DPW will acquire 1,603,434 shares (the “Subject Shares”) of the issued and outstanding common stock of the Company (the “Company Common Stock”), including such shares presently underlying the issued and outstanding preferred stock of the Company (the “Preferred Stock” and with the Company Common Stock, the “Company Shares”) from the Stockholders in exchange (the “Exchange”) for the issuance by DPW of: (i) the Stockholders’ pro rata portion of an aggregate of 2,600,000 shares of common stock, no par value (the “DPW Common Stock”), of the Company, comprised of 1,342,448 shares of DPW Common Stock and 378,776 shares of DPW Series D Preferred Stock (collectively, the “Exchange Shares”), which shares of DPW Series D Preferred Stock are, subject to shareholder approval, convertible into an aggregate of 757,552 shares of DPW Common Stock as further described below and (ii) the Stockholders’ pro rata portion of warrants (the “Exchange Warrants”) to purchase an aggregate of 1,000,000 shares of DPW Common Stock (the “Warrant Shares”). The Exchange Shares and the Exchange Warrants are at times collectively referred to herein as the “Exchange Securities.” Upon the closing of the Agreement (the “Closing”), the Subject Shares shall at that time constitute approximately 58% of the issued and outstanding Company Shares, or 50.2% on a fully diluted basis.

The Closing is subject to a number of closing conditions, including, among other things: (i) absence of litigation that seeks to prohibit the Exchange and certain other matters; (ii) the accuracy of the representations and warranties, subject to customary materiality qualifiers; (iii) the performance by the parties of certain covenants and agreements in all material respects; and (iv) the absence of a Material Adverse Effect (as defined in the Agreement). The Agreement does not contain a financing condition.

At the Closing, subject to the terms and conditions of the Agreement, DPW will deliver $220,000 in cash to the Company and the Stockholders shall deliver a promissory note on behalf of the Company in the principal face amount of $220,000 to DPW (the “MPC Note”). DPW shall deliver a promissory note to be issued by the Company (the “Creditor Note”) in the principal face amount of $450,000 to an unsecured creditor of the Company (the “Creditor”).

Each of the Company, DPW and the Stockholders have made customary representations and warranties in the Agreement and have covenanted, among other things, that, subject to certain customary exceptions: (i) the Stockholders shall take such steps within his or its powers to procure that the Company will conduct its business in the ordinary course of business consistent with past practice during the interim period between the execution of the Agreement and the Closing; (ii) prior to the Closing, DPW shall cause to be filed with the Secretary of State of the State of California, the Certificates of Determination of the MPC Preferred Stock; (iii) upon Closing, subject to certain conditions, the Company shall take all actions as are necessary to enable the five (5) designees of DPW to be elected or designated to its board of directors; and (iv) the Company shall have provided the Company with its audited financial statements and all other information about the Company necessary for DPW to prepare and file a Current Report on Form 8-K to be filed in connection with the Closing that complies with the rules and regulations of the Securities and Exchange Commission (the “Commission”).

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is annexed hereto as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.  The Agreement has been included to provide investors and stockholders with information regarding its terms.  It is not intended to provide any other factual information about the Company, DPW or the Stockholders.  The Agreement contains representations and warranties that the parties to the Agreement made to and solely for the benefit of each other, and the assertions embodied in such representations and warranties are qualified by information contained in confidential disclosure schedules that the parties exchanged in connection with signing the Agreement.  Accordingly, investors and stockholders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances, since they were only made as of the date of the Agreement (or such other date as specified therein) and are modified in important part by the underlying disclosure schedules.

Notes

At the Closing, subject to the terms and conditions of the Agreement, the Stockholders shall, on behalf of the Company, deliver the MPC Note to the Company, which shall be in the principal face amount of $220,000. The MPC Note bears interest at 12% per annum with interest payable in full in lawful money of the United States of America by certified bank check or wire transfer upon maturity. The Company may prepay any portion of the principal amount of the MPC Note upon receiving the prior written consent of DPW. Pursuant to the MPC Note, the Company shall irrevocably appoint DPW as its attorney-in-fact, with full authority in the name, place and stead of the Company, from time to time in DPW’s discretion upon the occurrence and during the continuance of an Event of Default (as defined in the MPC Note) to take any action and to execute any document which DPW may deem necessary or advisable to accomplish the purposes of the MPC Note.

At the Closing, subject to the terms and conditions of the Agreement, DPW shall deliver the Creditor Note to the Creditor, in the principal face amount of $450,000.00. The Creditor Note bears interest at 8% per annum with interest payable in full in lawful money of the United States of America by certified bank check or wire transfer upon maturity. The Company may prepay any portion of the principal amount of the MPC Note upon receiving the prior written consent of DPW.

By no later than the fifth business day following the execution and delivery of the Agreement, DPW shall wire to the Company $175,000 pursuant to that certain promissory note dated on or about April 28, 2017, and issued by the Company in favor of DPW.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 is incorporated by reference herein.

Item 5.01	Changes in Control of Registrant

The information set forth in Item 1.01 is incorporated by reference herein.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Directors

On April 28, 2017, the Board appointed Mr. Necdet Ergul and Mr. Jay Biderman as members of the Board, by unanimous written consent, effective immediately. Mr. Ergul and Mr. Biderman will serve until the next annual election of directors and until their successors are duly elected and shall qualify.

Below are descriptions of the professional work experience for Mr. Ergul and Mr. Biderman.

Necdet F. Ergul, age 93

Mr. Ergul founded the Company in 1955 and was its chief executive officer and a director since inception through November 2016, returning as Interim Chief Executive Officer effective February 16, 2017. In addition to his management responsibilities at the Company, he is active in engineering design and related research and development. Mr. Ergul holds a Master’s Degree in Electrical Engineering from the Polytechnic Institute of Brooklyn, New York and an undergraduate degree from Roberts College in Istanbul, Turkey.

Jay Biderman, age 32

Mr. Biderman joined Microphase as a director on April 28, 2017. Mr. Biderman is a Certified Public Accountant whose experience lies in complex tax planning within the financial industry. With over 5 years of experience in accounting and tax consulting, Mr. Biderman was a senior tax consultant at Deloitte and Millennium Capital Partners before joining JTB Capital. Mr. Biderman has broad domestic and international experience including managing rapid and significant growth, import/export, exploiting new growth opportunities, strategic planning, resource allocation, tax compliance and organization development. Mr. Biderman earned a Master’s of Science in Accounting from Fairleigh Dickinson University in 2012.

Resignation of Directors

On April 28, 2017, Mr. Fernando Fernandez resigned as a member of the Board of Directors (the “Board”) of Microphase Corporation (“Microphase” or the “Company”) effective immediately. A copy of his resignation letter is attached hereto as Exhibit 17.1 to this Current Report on Form 8-K. The resignation is not the result of any disagreement with the Company on any matter relating to the Company’s known operations, policies or practices.

On April 28, 2017, Mr. Bill White resigned as a member of the Board of the Company effective immediately. A copy of his resignation letter is attached hereto as Exhibit 17.2 to this Current Report on Form 8-K. The resignation is not the result of any disagreement with the Company on any matter relating to the Company’s known operations, policies or practices.

On April 28, 2017, Mr. Frank Russomanno resigned as a member of the Board of the Company effective immediately. A copy of his resignation letter is attached hereto as Exhibit 17.3 to this Current Report on Form 8-K. The resignation is not the result of any disagreement with the Company on any matter relating to the Company’s known operations, policies or practices.

Family Relationships

Neither Mr. Ergul nor Mr. Jay Biderman have a family relationship with any of the current officers or directors of the Company.

Related Party Transactions

There is no arrangement or understanding between Mr. Ergul or Mr. Biderman and any other person pursuant to which they were selected as directors. There have been no transactions and are no currently proposed transactions in which the Company was or is to be a participant and the amount involved exceeds the lesser of $120,000 or 1% of the average of the Company’s total assets at year-end for the last two completed fiscal years, and in which Mr. Ergul, or Mr. Biderman had or will have a direct or indirect material interest.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The exhibit listed in the following exhibit index is filed as part of this Current Report on Form 8-K.

Exhibit No.	Description

2.1*	Share Exchange Agreement by and among Microphase Corporation, Digital Power Corporation, Microphase Holding Company, RCKJ Trust, Ergul Family Limited Partnership, To Hong Yam and Eagle Advisers, LLC, dated as of April 28, 2017.
17.1*	Letter of Resignation from Fernando Fernandez.
17.2*	Letter of Resignation from Bill White.
17.3*	Letter of Resignation from Frank Russomanno.

 *filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICROPHASE CORPORATION

Date: May 4, 2017	By:	/s/ Necdet Ergul
Necdet Ergul Interim Chief Executive Officer